Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of First PacTrust Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on August 5, 2011, (the “Report”), I, Marangal I. Domingo, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of September 30, 2011 and for the periods presented in the financial statements included in such report.

/s/ Marangal I. Domingo
Name: Marangal I. Domingo
Title: Executive Vice President and Chief Financial Officer
Date: November 14, 2011